Exhibit 32

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Starbucks Corporation ("Starbucks") on Form 10-Q for the fiscal quarter ended March 29, 2015, as filed with the Securities and Exchange Commission on April 28, 2015 (the "Report"), Howard Schultz, chairman and chief executive officer, and Scott Maw, executive vice president, chief financial officer of Starbucks, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Starbucks.

April 28, 2015

/s/ Howard Schultz
Howard Schultz
chairman and chief executive officer

April 28, 2015

/s/ Scott Maw
Scott Maw
executive vice president, chief financial officer